UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2022 (February 28, 2022)

VANDA PHARMACEUTICALS INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-34186	03-0491827
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2200 Pennsylvania Avenue NW

Suite 300E

Washington, DC 20037

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (202) 734-3400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VNDA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2022, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Vanda Pharmaceuticals Inc. (the “Company”) awarded 2021 annual bonuses and approved 2022 annual base salaries and 2022 bonus target amounts for the Company’s named executive officers. Prior to approving the foregoing, the Compensation Committee reviewed an analysis of the Company’s executive compensation compared to the Company’s peer group conducted by Willis Towers Watson, a compensation consultant engaged by the Compensation Committee.

The Compensation Committee awarded bonuses for performance for the twelve-month period ended December 31, 2021 in the amounts set forth opposite the names of the executive officers listed below.

Name	Position	2021 Bonus
Mihael Polymeropoulos, M.D.	President, Chief Executive Officer and Chairman of the Board	$596,744
Kevin Moran	Senior Vice President, Chief Financial Officer and Treasurer	$175,473
Timothy Williams	Senior Vice President, General Counsel and Secretary	$192,060
Aranthan “AJ” Jones II(1)	Chief Corporate Affairs and Communications Officer	$136,843
Joakim Wijkstrom	Senior Vice President, Chief Marketing Officer	$227,853

(1)	Mr. Jones resigned as the Company’s Chief Corporate Affairs and Communications Officer effective as of October 26, 2021.

The Compensation Committee approved 2022 annual base salaries and 2022 bonus target amounts for the twelve-month period ending December 31, 2022 in the amounts set forth opposite the names of the executive officers listed below.

Name	Position	2022 Base Salary	2022 Target Bonus
Mihael Polymeropoulos, M.D.	President, Chief Executive Officer and Chairman of the Board	$815,140	80%
Kevin Moran	Senior Vice President, Chief Financial Officer and Treasurer	$426,120	45%
Timothy Williams	Senior Vice President, General Counsel and Secretary	$466,400	45%
Aranthan “AJ” Jones II(1)	Chief Corporate Affairs and Communications Officer	(1)	(1)
Joakim Wijkstrom	Senior Vice President, Chief Marketing Officer	$553,320	45%

(1)	Mr. Jones resigned as the Company’s Chief Corporate Affairs and Communications Officer effective as of October 26, 2021.

In addition, the Compensation Committee granted (i) options to purchase shares of the Company’s common stock at an exercise price equal to $11.36 per share, the closing price of the Company’s common stock on The Nasdaq Global Market on February 28, 2022 and (ii) restricted stock unit (“RSU”) awards under the Company’s Amended and Restated 2016 Equity Incentive Plan, as amended, to its named executive officers in the amounts set forth opposite the names of the executive officers listed below. The options vest with respect to 25% of the underlying shares on February 28, 2023, with the balance vesting in equal monthly installments over the next 36 months of continuous service thereafter. The RSUs for all named executive officers will vest in four equal annual installments beginning on March 1, 2023.

Name	Position	Number of Shares Underlying Option Grant	Number of Shares Underlying RSU Award
Mihael Polymeropoulos, M.D.	President, Chief Executive Officer and Chairman of the Board	275,000	115,000
Kevin Moran	Senior Vice President, Chief Financial Officer and Treasurer	77,500	32,700
Timothy Williams	Senior Vice President, General Counsel and Secretary	77,500	32,700
Aranthan “AJ” Jones II(1)	Chief Corporate Affairs and Communications Officer	(1)	(1)
Joakim Wijkstrom	Senior Vice President, Chief Marketing Officer	77,500	32,700

(1)	Mr. Jones resigned as the Company’s Chief Corporate Affairs and Communications Officer effective as of October 26, 2021.

Also on February 28, 2022, H. Thomas Watkins notified the Board that he would resign from the Board as a Class I director effective as of the Company’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”) so that he may devote his full-time efforts to his other commitments. With best wishes, the Company thanks Mr. Watkins for his dedicated service and valuable contribution as a member of the Board since 2006. In accordance with the Company’s Certificate of Incorporation and Bylaws, the Board will reduce the number of directors of the Company from six to five effective upon the expiration of Mr. Watkins’ term following the Annual Meeting. The Board will appoint one or more of the other current directors to succeed Mr. Watkins as the Lead Independent Director, Chairman of the Compensation Committee and Chairman of the Nominating/Corporate Governance Committee of the Board effective upon his resignation following the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 1, 2022	VANDA PHARMACEUTICALS INC.

	By:	/s/ Timothy Williams
	Name:	Timothy Williams
	Title:	Senior Vice President, General Counsel and Secretary